                                                                    EXHIBIT 99.1


          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

  The following Unaudited Pro Forma Condensed Combined Financial Statements for Gemstar-TV Guide International, Inc. (the "Pro Forma Statements") give effect to the merger using the purchase method of accounting as if the merger had been completed on June 30, 2000 for balance sheet purposes and on April 1, 1999 for statement of operations purposes, subject to the assumptions and adjustments described in the accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

  The pro forma adjustments contained in the Pro Forma Statements, including the amounts used in the preliminary purchase price allocation, are based upon the best information available to management as of the date of this Amended Current Report on Form 8-K/A, in part utilizing preliminary assessments by independent valuation consultants. The pro forma adjustments are preliminary and have been made solely for purposes of developing such Pro Forma Statements. In most cases, these estimates have relied heavily on assessments by TV Guide's management in light of TV Guide's business model. The business activities of the combined company have been and are currently being evaluated in light of existing facts and circumstances. As a result of that assessment, there is a possibility that certain of the businesses of TV Guide could be substantially changed. The impact of such potential changes are not reflected in the Pro Forma Statements. As a result, the final allocation of the purchase price and the amounts and lives of the intangible assets, including goodwill, could be different from the amounts and lives used in the Pro Forma Statements and such differences could be material to the results of operations of the combined company following the merger.

  For purposes of preparing the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended June 30, 2000, Gemstar's operating results for its first quarter ended June 30, 2000 have been combined with the operating results of TV Guide for its second quarter ended June 30, 2000. TV Guide's year end is December 31. Using TV Guide's operating results for its first quarter ended March 31, 2000 would not significantly change the Unaudited Pro Forma Condensed Combined Statement of Operations for the three months ended June 30, 2000.
  The Pro Forma Statements have been derived from the historical consolidated financial statements of Gemstar and TV Guide and are qualified in their entirety by reference to, and should be read in conjunction with, such historical consolidated financial statements and related notes thereto.

  The Pro Forma Statements are presented for illustrative purposes only and do not purport to be indicative of the operating results or financial position that would have actually occurred if the merger had occurred on the dates indicated, nor are they necessarily indicative of future operating results or financial position of the combined company. The Pro Forma Statements do not give effect to any cost savings or synergies which may result from the integration of the Gemstar and TV Guide operations.
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                     GEMSTAR-TV GUIDE INTERNATIONAL, INC.
                (FORMERLY GEMSTAR INTERNATIONAL GROUP LIMITED)
             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 June 30, 2000
                                 (In millions)

                                                     Gemstar          TV Guide     Pro Forma
                                                    Historical       Historical   Adjustments           Pro Forma
                                                    -------------    ----------   -----------           ---------
ASSETS
Cash, cash equivalents and
 marketable securities                                     $  295        $  115        $  (24)    (1)     $   305
                                                                                          (81)    (2)
Accounts receivable and other
 current assets                                                94           304            --                 398
                                                           ------        ------        ------           ---------
  Total current assets                                        389           419          (105)                703
Property, plant and equipment, net                              5            81            --                  86
Intangible assets, net                                         21         2,700         7,275     (1)       9,996
Other assets, net                                             109           100            (8)    (1)         198
                                                                                           (3)    (3)
                                                           ------        ------        ------           ---------
                                                             $524        $3,300        $7,159             $10,983
                                                           ======        ======        ======           =========

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable, accrued expenses
 and current debt                                          $   36        $  159        $  (11)    (2)     $   184
Deferred revenue                                                7           294            --                 301
                                                           ------        ------        ------           ---------
  Total current liabilities                                    43           453           (11)                485
Deferred income taxes                                          42           630           939     (1)       1,611
Long-term debt                                                 --           677           (70)    (2)         607
Other liabilities                                               2            60            --                  62
Shareholders' equity:
 Capital stock and additional
  paid-in capital                                             348         1,291         6,581     (1)       8,217
                                                                                           (3)    (3)
 Retained earnings                                             70           183          (183)    (1)          70
 Accumulated other comprehensive
  income, net of tax                                           47             6            (6)    (1)          47
 Unearned compensation                                         --            --           (88)    (1)         (88)
 Treasury stock, at cost                                      (28)           --            --                 (28)
                                                           ------        ------        ------           ---------
  Net shareholders' equity                                    437         1,480         6,301               8,218
                                                           ------        ------        ------           ---------
                                                             $524        $3,300        $7,159             $10,983
                                                           ======        ======        ======           =========

  See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.
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                     GEMSTAR-TV GUIDE INTERNATIONAL, INC.
                (FORMERLY GEMSTAR INTERNATIONAL GROUP LIMITED)
        UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   Three Months Ended June 30, 2000
                    (In millions, except per share amounts)


                                                    Gemstar      TV Guide         Pro Forma
                                                   Historical   Historical       Adjustments    Pro Forma
                                                  ----------   -----------      ------------   ----------
Revenues                                               $  63       $293           $    --         $  356
Operating expenses, excluding
 depreciation and amortization                            27        236                 6    (4)     269
Depreciation and amortization                              1         36               123    (5)     160
                                                       -----       ----           -------         ------
Operating income (loss)                                   35         21              (129)           (73)
Other income (expense), net                                5        (15)               --            (10)
                                                       -----       ----           -------         ------
Income (loss) before income taxes                         40          6              (129)           (83)
Provision (benefit) for income taxes                      11          5               (18)   (6)      (2)
                                                       -----       ----           -------         ------
Net income (loss)                                      $  29        $ 1            $ (111)        $  (81)
                                                       =====       ====           =======         ======

Earnings (loss) per share:
 Basic                                                 $0.14                                      $(0.20)
 Diluted                                               $0.12                                      $(0.20)
Number of shares:
 Basic                                                   208                                         408
 Diluted                                                 250                                         408

  See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial
                                  Statements.









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     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1 - Pro Forma Adjustments

  The Pro Forma Statements give effect to the following pro forma adjustments:

(1) To record the merger using the purchase method of accounting, reflecting the estimated purchase price and purchase price allocation noted below (in millions, except share and per share amounts).

Estimated Purchase Price:

 Shares of TV Guide common stock outstanding at June 30, 2000      304,923,736
 Exchange ratio per share                                                .6573
                                                                   -----------
 Equivalent Gemstar shares                                         200,426,371
 Gemstar share price based on the average closing price for
  two days before and after the merger was agreed to and
  announced                                                        $     38.21
                                                                   -----------
 Consideration for TV Guide outstanding common stock               $     7,658
 Fair value of TV Guide stock options assumed by Gemstar                   214
 Estimated transaction costs                                                32
                                                                   -----------
   Total estimated purchase price                                  $     7,904
                                                                   ===========
Purchase Price Allocation:
 Historical net book value of TV Guide                             $     1,480
 Estimated fair value adjustments relating to:
 Contracts                                                                 839
 Patents and trademarks                                                    633
 Customer subscriber lists                                                 981
 Unearned compensation                                                      88
 Deferred income taxes                                                    (939)
 Preliminary goodwill                                                    4,822
                                                                   -----------
 Total                                                             $     7,904
                                                                   ===========

On a pro forma basis as of June 30, 2000, intangible assets are comprised of the following amounts (in millions) and estimated average useful lives:

  Publishing rights               $1,223   40 years
  Contracts                          839   10 years
  Patents and trademarks           1,059   15 and 40 years, respectively
  Customer subscriber lists        1,045   15 years
  Goodwill                         5,830   15 years
                                 -------
                                 $ 9,996
                                 =======

    The above purchase price allocation and the lives assigned to the assets are preliminary and have been made solely for the purpose of developing the Pro Forma Statements. The Company, with the assistance of valuation consultants, is in the process of evaluating the fair value and the lives of the assets acquired. Accordingly, the allocation of the purchase price and the lives of the assets acquired, which are based on preliminary estimates, may differ from the final purchase price allocation and the final lives assigned to the assets.

(2) As of June 30, 2000, TV Guide has outstanding $400 million of 8.125% senior subordinated notes due 2009 that contain provisions whereby upon the occurrence of a change in control, such as will result in the merger, the noteholders will have the right to require TV Guide to repurchase all or any part of such noteholders' securities at a purchase price equal to 101% of the principal amount of the notes plus accrued and unpaid interest through the repurchase date. The Pro Forma Statements assume that the noteholders will require TV Guide to repurchase the notes and the cost of the repurchase in excess of the principal amount of the notes plus
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    accrued interest, $4 million, has been included in the estimated transaction costs above. TV Guide has a secured bank credit facility comprised of a $300 million six-year revolving credit facility and a $300 million 364-day revolving credit facility that converts into a four year term loan under which $270 million of borrowings are outstanding as of June 30, 2000. The
    Pro Forma Statements assume that TV Guide will finance the repurchase of the notes, including accrued interest of $11 million as of June 30, 2000, using its existing secured bank credit facility and $81 million in cash. However, TV Guide may elect to obtain financing to fund the repurchase from an alternate source or to fund all or additional amounts of the repurchase out of then available cash.

    An increase of 25 basis points in the historical interest rates, assuming $600 million of borrowings under the secured bank credit facility remain outstanding, would result in an additional interest expense of $1.5 million annually.

(3) To reflect the costs incurred to register the Gemstar common stock to be issued in the merger.

(4) To reflect the amortization of the unearned compensation related to the unvested TV Guide stock options assumed by Gemstar.

(5) To reflect the amortization of the identified intangible assets and preliminary goodwill resulting from the merger. The intangible assets and goodwill will be amortized on a straight-line basis over their estimated useful lives as described above. The Company, with the assistance of valuation consultants, is in the process of evaluating the fair value and the lives of the assets acquired. Accordingly, the allocation of the purchase price and the lives of the assets acquired, which are based on preliminary estimates, may differ from the final purchase price allocation and the final lives assigned to the assets. The Company will continually evaluate the periods of amortization to determine whether later events and circumstances warrant revised estimates of useful lives.

(6) To reflect the statutory tax effects of the pro forma adjustments.

The following information reconciles the number of shares used to compute Gemstar's historical basic and diluted earnings per share to pro forma basic and diluted earnings per share (in millions):


                                                      Basic   Diluted
                                                      -----   --------

Weighted average number of shares--historical           208       250
Exclude historical dilutive potential shares
 of common stock as shares would be antidilutive         --       (42)

Common shares to be issued in connection with
 the merger                                             200       200
                                                        ---       ---
Weighted average number of shares--pro forma            408       408
                                                        ===       ===